Exhibit 99.1

PRESS RELEASE

For Release, 9:10AM EST November 10, 2021

Neonode Reports Quarter Ended September 30, 2021 Financial Results

STOCKHOLM, SWEDEN – November 10, 2021 – Neonode Inc. (NASDAQ: NEON), today reported financial results for the three and nine months ending September 30, 2021.

FINANCIAL SUMMARY FOR THE THREE MONTHS ENDED September 30, 2021:

●	Revenue of $1.0 million, a decrease of 36% compared to the same period in the prior year.

●	Operating expenses of $2.7 million, a decrease of 12% compared to the same period in the prior year.

●	Net loss of $1.7 million, or $0.15 per share, compared to $1.6 million, or $0.16 per share, for the same period in the prior year.

●	Cash used by operations of $1.6 million compared to $1.8 million for the same period in the prior year.

●	Cash and accounts receivable of $6.3 million as of September 30, 2021, compared to $12.2 million as of December 31, 2020.

FINANCIAL SUMMARY FOR THE NINE MONTHS ENDED September 30, 2021:

●	Revenue of $4.3 million, an increase of 23% compared to the same period in the prior year.

●	Operating expenses of $9.0 million, an increase of 16% compared to the same period in the prior year.

●	Net loss of $4.9 million, or $0.43 per share, compared to $4.3 million, or $0.45 per share, for the same period in the prior year.

●	Cash used by operations of $5.0 million compared to $3.7 million for the same period in the prior year.

THE CEO’S COMMENTS

“During the third quarter our revenue was negatively impacted by COVID-19 driven lock-downs in our key Asian markets. The impact of these lock-downs was exacerbated by global supply chain constraints due to semiconductor component shortages, which resulted in a reduction in license fees earned from our printer and automotive customers. These developments resulted in a temporary slowdown in the progress we experienced in the first half of the year where we saw increasing traction with elevator and kiosk customers using our Touch Sensor Modules (”TSMs”) and stable license revenues. During this renewed lock-down phase, sales of our TSMs have been negatively impacted because our partners who are providing retrofit solutions have been unable to freely access their customer locations to install their contactless touch kits. Some elevator and kiosk projects have also been delayed due to of supply-chain issues related to semiconductor component shortages,” commented Dr. Urban Forssell, CEO of Neonode.

“We continue to build our sales pipeline with an increasing number of development and pilot projects underway for elevators plus an array of public space kiosks, such as contactless touch systems in airport and retail self-check-in/out kiosks, and our sales pipeline continues to improve. We are pleased to see that these sales efforts are now being turned into commercial decisions to install our solutions with the next step to place purchase orders. Asian customers are leading the way, but we see increasing interest in our contactless touch technology and our TSM solutions from European and North American customers as well,” said Dr. Urban Forssell.

“To ensure we maintain ample liquidity during this current period of market uncertainty related to the ongoing pandemic, in October 2021, we sold an aggregate of 1,808,000 shares of our common stock in a registered direct offering to certain Swedish and European investors, which, combined with sales under our existing at-the-market facility provided approximately $14.5 million of cash, net of placement agent fees and other offering expenses. The net proceeds will be used for continued investments in sales and marketing to create greater awareness and support for the expected growth of our TSM production volumes. We believe we are now well capitalized to navigate the current headwinds and continue to grow the company and increase shareholder value,” concluded Dr. Forssell.

FINANCIAL OVERVIEW FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021

Net revenues decreased by 36% for the three months ended September 30, 2021 as compared to the same period in 2020. The decrease is primarily due to overall global supply-chain constraints and more specifically semiconductor component shortages within the printer and automotive markets combined with renewed pandemic-driven lock-downs in our key markets. For the nine months ended September 30, 2021 as compared to the same period in 2020 we saw a 23% increase in total net revenues. The increase was mainly due to higher license fees and higher TSM sales earned primarily in the first half of the year before COVID-19 driven lock-downs were implemented in our key markets. Elevator and kiosks customers in Asia have been first adopters for our contactless touch technology and as expected, most of our sales are related to retrofit solutions due to long product development cycles.

Our total gross margin was 90% and 86% for the three and nine months ended September 30, 2021, respectively, and 87% and 90% for the three and nine months ended September 30, 2020, respectively. For the three and nine months ended September 30, 2021, gross margin related to product sales was 28% and 31%, respectively compared to 30% and 31% for the same periods in 2020, respectively. Our operating expenses decreased 14% in the three months ended September 30, 2021 compared to the same period in 2020, primarily due to one-time legal costs in 2020. Operating expenses increased 15% in the nine months ended September 30, 2021, compared to the same period in 2020, primarily due to adding headcount in all departments in 2021 to position the company for future growth.

Net loss attributable to Neonode was $1.7 million and $4.9 million for the three and nine months ended September 30, 2021, respectively, and $1.6 million and $4.3 million for the same periods in 2020 respectively. Cash used by operations was $1.6 million and $5.0 million for three and nine months ended September 30, 2021, respectively, compared to $1.8 million and $3.7 million in the same periods of 2020, respectively. This was primarily the result of a higher net loss and increased inventory to secure our future product deliveries.

Cash and accounts receivable totaled $6.3 million and working capital was $6.2 million as of September 30, 2021, compared to $12.2 million and $10.4 million as of December 31, 2020, respectively. During the three and nine months ended September 30, 2021, we sold an aggregate of 93,553 shares of common stock under our at-the-market facility (“ATM facility”), resulting in net proceeds of approximately $593,000 after payment of commissions of $18,000.

In October 2021, we sold an aggregate of 1,808,000 shares of our common stock at a price of $7.75 per share to certain Swedish and other European investors in a registered direct offering. We received net proceeds of approximately $13.1 million from the offering after deducting placement agent fees and other offering expenses. We also sold an aggregate of 142,169 shares under our ATM facility with aggregate net proceeds to us of $1.4 million.

For more information, please contact:

Investor Relations

David Brunton

E-mail: david.brunton@neonode.com

Chief Financial Officer

Fredrik Nihlén

E-mail: fredrik.nihlen@neonode.com

About Neonode

Neonode Inc. (NASDAQ:NEON) is a publicly traded company, headquartered in Stockholm, Sweden and established in 2001. The company provides advanced optical sensing solutions for contactless touch, touch, gesture control, and in-cabin monitoring. Building on experience acquired during years of advanced R&D and technology licensing, Neonode’s technology is currently deployed in more than 80 million products and the company holds more than 100 patents worldwide. Neonode’s customer base includes some of the world’s best-known Fortune 500 companies in the consumer electronics, office equipment, automotive, elevator, and self-service kiosk markets.

NEONODE and the NEONODE logo are trademarks of Neonode Inc. registered in the United States and other countries.

For further information please visit www.neonode.com

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Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to expectations, future performance or future events. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode's actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors are discussed under "Risk Factors" and elsewhere in Neonode's public filings with the SEC from time to time, including Neonode's annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today's date, and Neonode undertakes no duty to update or revise them.

NEONODE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	September 30,	December 31,
	2021	2020
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash	$5,496	$10,473
Accounts receivable and unbilled revenue, net	763	1,743
Inventory	2,402	1,273
Prepaid expenses and other current assets	586	1,161
Total current assets	9,247	14,650

Property and equipment, net	492	1,003
Operating lease right-of-use assets	488	919
Total assets	$10,227	$16,572

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$635	$1,084
Accrued payroll and employee benefits	1,009	1,170
Accrued expenses	637	545
Deferred revenues	134	138
Current portion of finance lease obligations	369	769
Current portion of operating lease obligations	314	504
Total current liabilities	3,098	4,210

Finance lease obligations, net of current portion	28	95
Operating lease obligations, net of current portion	36	377
Total liabilities	3,162	4,682

Commitments and contingencies

Stockholders’ equity:
Common stock, 25,000,000 shares authorized, with par value of $0.001; 11,611,048 and 11,504,665 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	12	12
Additional paid-in capital	212,347	211,663
Accumulated other comprehensive loss	(551)	(404)
Accumulated deficit	(201,104)	(196,158)
Total Neonode Inc. stockholders’ equity	10,704	15,113
Noncontrolling interests	(3,639)	(3,223)
Total stockholders’ equity	7,065	11,890
Total liabilities and stockholders’ equity	$10,227	$16,572

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Revenues:
License fees	$821	$1,207	$3,474	$3,050
Products	136	284	837	450
Non-recurring engineering	5	4	36	47
Total revenues	962	1,495	4,347	3,547

Cost of revenues:
Products	98	198	580	306
Non-recurring engineering	1	3	17	62
Total cost of revenues	99	201	597	368

Total gross margin	863	1,294	3,750	3,179

Operating expenses:
Research and development	1,015	901	3,536	2,939
Sales and marketing	640	604	2,197	1,797
General and administrative	1,030	1,535	3,264	3,034

Total operating expenses	2,685	3,040	8,997	7,770
Operating loss	(1,822)	(1,746)	(5,247)	(4,591)

Other expense:
Interest expense	3	11	11	25
Total other expense	3	11	11	25

Loss before provision (benefit) for income taxes	(1,825)	(1,757)	(5,258)	(4,616)

Provision (benefit) for income taxes	31	(9)	104	10
Net loss including noncontrolling interests	(1,856)	(1,748)	(5,362)	(4,626)
Less: Net loss attributable to noncontrolling interests	135	110	416	366
Net loss attributable to Neonode Inc.	$(1,721)	$(1,638)	$(4,946)	$(4,260)
Preferred dividends	-	(33)	-	(33)
Net loss attributable to common shareholders of Neonode Inc.	$(1,721)	$(1,671)	$(4,946)	$(4,293)

Loss per common share:
Basic and diluted loss per share	$(0.15)	$(0.16)	$(0.43)	$(0.45)
Basic and diluted – weighted average number of common shares outstanding	11,542	10,128	11,517	9,492

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Net loss	$(1,856)	$(1,748)	$(5,362)	$(4,626)

Other comprehensive income (loss):
Foreign currency translation adjustments	(37)	(228)	(147)	(251)
Comprehensive loss	(1,893)	(1,976)	(5,509)	(4,877)
Less: Comprehensive loss attributable to noncontrolling interests	135	110	416	366
Comprehensive loss attributable to Neonode Inc.	$(1,758)	$(1,866)	$(5,093)	$(4,511)

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(In thousands, except for Preferred Stock Shares Issued)

(Unaudited)

For the Quarter to Date periods ended September 30, 2020 through September 30, 2021

	Preferred Stock Shares Issued	Preferred Stock Amount	Common Stock Shares Issued	Common Stock Amount	Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Neonode Inc. Stockholders’ Equity	Noncontrolling Interests	Total Stockholders’ Equity
Balances, December 31, 2019	-	$-	9,171	$9	$197,543	$(639)	$(190,520)	$6,393	$(2,546)	$3,847

Foreign currency translation adjustment	-	-	-	-	-	(87)	-	(87)	-	(87)

Net loss	-	-	-	-	-	-	(1,010)	(1,010)	(102)	(1,112)

Balances, March 31, 2020	-	$-	9,171	$9	$197,543	$(726)	$(191,530)	$5,296	$(2,648)	$2,648

Foreign currency translation adjustment	-	-	-	-	-	64	-	64	-	64

Net loss	-	-	-	-	-	-	(1,612)	(1,612)	(154)	(1,766)

Balances, June 30, 2020	-	$-	9,171	$9	$197,543	$(662)	$(193,142)	$3,748	$(2,802)	$946

Issuance of shares for cash, net of offering costs	3,932	3,932	1,612	1	9,597	-	-	13,530	-	13,530

Series C-2 Preferred Stock issued for repayment of short-term borrowings and accrued interest	517	517	-	-	(1)	-	-	516	-	516

Conversion of Series C-1 and C-2 Preferred Stock to common stock	(4,449)	(4,449)	684	1	4,448	-	-	-	-	-

Preferred dividends	-	-	-	-	-	-	(33)	(33)	-	(33)

Foreign currency translation adjustment	-	-	-	-	-	(228)	-	(228)	-	(228)

Net loss	-	-	-	-	-	-	(1,638)	(1,638)	(110)	(1,748)

Balances, September 30, 2020	-	$-	11,467	$11	$211,587	$(890)	$(194,813)	$15,895	$(2,912)	$12,983

Stock-based compensation	-	-	37	1	76	-	-	77	-	77

Foreign currency translation adjustment	-	-	-	-	-	486	-	486	-	486

Net loss	-	-	-	-	-	-	(1,345)	(1,345)	(311)	(1,656)

Balances, December 31, 2020	-	$-	11,504	$12	$211,663	$(404)	$(196,158)	$15,113	$(3,223)	$11,890

Stock-based compensation	-	-	-	-	23	-	-	23	-	23

Foreign currency translation adjustment	-	-	-	-	-	(166)	-	(166)	-	(166)

Net loss	-	-	-	-	-	-	(1,568)	(1,568)	(102)	(1,670)

Balances, March 31, 2021	-	$-	11,504	$12	$211,686	$(570)	$(197,726)	$13,402	$(3,325)	$10,077

Stock-based compensation	-	-	-	-	22	-	-	22	-	22

Foreign currency translation adjustment	-	-	-	-	-	56	-	56	-	56

Net loss	-	-	-	-	-	-	(1,657)	(1,657)	(179)	(1,836)

Balances, June 30, 2021	-	$-	11,504	$12	$211,708	$(514)	$(199,383)	$11,823	$(3,504)	$8,319

Issuance of common stock under the ATM	-	-	94	-	593	-	-	593	-	593

Stock-based compensation	-	-	13	-	46	-	-	46	-	46

Foreign currency translation adjustment	-	-	-	-	-	(37)	-	(37)	-	(37)

Net loss	-	-	-	-	-	-	(1,721)	(1,721)	(135)	(1,856)

Balances, September 30, 2021	-	$-	11,611	$12	$212,347	$(551)	$(201,104)	$10,704	$(3,639)	$7,065

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine months ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss (including noncontrolling interests)	$(5,362)	$(4,626)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	91	-
Depreciation and amortization	530	567
Amortization of operating lease right-of-use assets	386	289
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue, net	970	284
Projects in process	-	(3)
Inventory	(1,249)	(55)
Prepaid expenses and other current assets	524	(248)
Accounts payable and accrued expenses	(371)	310
Deferred revenues	(1)	73
Operating lease obligations	(492)	(298)
Net cash used in operating activities	(4,974)	(3,707)

Cash flows from investing activities:
Purchase of property and equipment	(67)	(17)
Net cash used in investing activities	(67)	(17)

Cash flows from financing activities:
Proceeds from issuance of preferred and common stock, net of offering costs	593	13,530
Proceeds from short term borrowings	-	966
Proceeds from short term tax credits	-	542
Payments on short term borrowings	-	(516)
Payments on short term tax credits	-	(557)
Principal payments on finance lease obligations	(426)	(185)
Payment of preferred dividend	-	(2)
Net cash provided by (used in) financing activities	167	13,778

Effect of exchange rate changes on cash	(103)	(199)

Net increase (decrease) in cash	(4,977)	9,855
Cash at beginning of period	10,473	2,357
Cash at end of period	$5,496	$12,212

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$104	$10
Cash paid for interest	$11	$25
Supplemental disclosure of non-cash investing and financing activities:
Short-term borrowings and accrued interest settled for Series C-2 Preferred Stock	$-	$516
Accrual of dividends	$-	$31
Right-of-use asset obtained in exchange for lease obligation	$-	$25